UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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Trans World Entertainment Corporation

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Thursday, June 27, 2019, at 10:00 A.M., EDT
Place	Trans World Entertainment Corporation 38 Corporate Circle Albany, NY 12203
Items of Business	(1)	To elect six Directors to serve one year terms and until their successors are chosen and qualified;
	(2)	Advisory Vote to Approve Named Executive Officer Compensation;
	(3)	Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation;
	(4)	To grant authority to the Board of Directors, at any time or times for a period of up to six months from the date of the Annual Meeting, to adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio up to 1-for-20, such ratio to be determined by the Board, or conversely, to determine not to proceed with the reverse stock split (the “Reverse Stock Split”); and
	(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date	Shareholders of record as of May 10, 2019 are eligible to vote.
Proxy Voting	A proxy and return envelope, not requiring postage if mailed in the United States, are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, your vote is important. Prompt return of the proxy will assure a quorum is present at the annual meeting and save the Company expense.
By order of the Board of Directors,

Edwin J. Sapienza, Secretary

May 29, 2019

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 27, 2019 (the “Annual Meeting”), and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 29, 2019.

As permitted by rules of the Securities and Exchange Commission (“SEC”), we are making our proxy material, which includes our notice of annual meeting, proxy statement and Annual Report on Form 10-K, available to our shareholders over the Internet. An electronic version of this proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/TWEC.

VOTING SECURITIES

The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On May 10, 2019, the record date, 36,258,839 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date, as to each matter presented at the Annual Meeting.

QUORUM AND TABULATION OF VOTES

The By-Laws of the Company provide that a majority of the shares of our Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. An inspector from Computershare appointed by the Company will determine the presence of a quorum and will certify and tabulate the votes. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Shareholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the Annual Meeting for purposes of determining whether a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals. A shareholder (including a broker) who does not give authority to a proxy to vote on a certain proposal will not be considered present and entitled to vote on that proposal. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have, or chooses not to exercise, discretionary voting power for that particular item.

If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. If a shareholder does not give instructions to its broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals without a

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voting registration card, brokers cannot vote on “non-routine” proposals. Under these rules, “Item 1—Election of Directors”, “Item 2—Advisory Vote on Executive Compensation” and “Item 3—Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation” are considered “non-routine” proposals and “Item 4—Reverse Stock Split” is considered a “routine” proposal. We are subject to these rules even though shares of our common stock are traded on the NASDAQ Global Select Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, or chooses to leave shares unvoted on a routine proposal, a “broker non-vote” occurs and those shares will not be counted for determining the outcome of those proposals. Shares for which broker non-votes occur are considered not entitled to vote on the particular proposal, and effectively reduce the number of shares needed to approve that proposal.

Pursuant to the Company’s By-Laws, election of the nominees set forth under “Item 1—Election of Directors” will be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy on the proposal. With respect to the election of directors, votes may be cast “for” all nominees, “withheld” from all nominees, or “withheld” specifically from identified nominees. With respect to “Item 2—Advisory Vote on Executive Compensation”, the votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the advisory vote on compensation of our named executive officers. With respect to “Item 3—Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation”, the frequency of the advisory vote on compensation of our named executive officers receiving the greatest number of votes - every three years, every two years or every one year - will be the frequency that shareholders approve. “Item 4—Reverse Stock Split” will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy on the proposal. Because your votes are advisory on Items 2 and 3, they will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the named executive officers’ compensation or regarding the frequency of the advisory vote on the named executive officers’ compensation.

Pursuant to the advance notice provision in our By-Laws, our Board of Directors has received a notice from an individual shareholder of the Company of his intent to nominate at the Annual Meeting four individuals for election to the Board of Directors, and such shareholder has indicated his intent to furnish a proxy statement to shareholders of the Company. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting and shall be voted on, properly executed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of our Board of Directors or otherwise use their judgment.

A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. However, if you hold any shares of Common Stock in “street name” (that is through a bank, broker or other nominee) you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the holder of record of such shares.

The Company will pay the costs of soliciting, preparing, printing and mailing this Notice of Annual Meeting of Shareholders and Proxy Statement, the enclosed proxy card and the Company’s 2018 Annual Report to Shareholders. In accordance with the regulations of the SEC, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with their forwarding of proxies and proxy solicitation materials to beneficial owners of our Common Stock as of the record date. The solicitation of proxies will be conducted primarily by mail, but may also include

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the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

PRINCIPAL SHAREHOLDERS

The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of Common Stock as of May 10, 2019, the record date, are indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Robert J. Higgins TWMC Trust	14,279,715	(1)	39.4%
38 Corporate Circle Albany, New York 12203
Neil S. Subin	6,001,792	(2)	16.6%
3300 South Dixie Highway, Suite 1-365 West Palm Beach, 33405
Dimensional Fund Advisors LP	2,022,043	(3)	5.8%
Building One 6300 Bee Cave Road Austin, TX 78746
Josh Neblett	1,933,513	(4)	5.3%
38 Corporate Circle Albany, NY 12033

(1)	Based on Form 5, filed February 21, 2017, by The Robert J Higgins TWMC Trust.

(2)	Based on Form 13G/A, filed February 13, 2019, by Neil S. Subin.

(3)	Based on Form 13G/A, filed February 8, 2019, by Dimensional Fund Advisors LP.

(4)	Based on Form 5, filed February 26, 2019, by Mr. Neblett. Includes 360,961 shares owned by the wife of Josh Neblett.

Item 1. Election of Directors

The Board of Directors (also referred to herein as the “Board”) has nominated six candidates for election as directors to hold office (subject to the Company’s By-Laws) for a one-year term expiring at the 2020 annual meeting of shareholders and until their successors have been elected and qualified.

The nominees will be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy on the proposal.

If the nominees listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the Annual Meeting or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the

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number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

The biographies of each of the Directors contain applicable information regarding the person’s service as a director, business and other professional experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group, should provide the Company and Board with diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

Nominees for Election as Directors

Michael Feurer has been Chief Executive Officer of the Company since October 2014 and a Director since January 2016. Mr. Feurer most recently served as Chief Executive Officer and President of Vanity Stores from 2012 to 2014. Mr. Feurer’s prior experience includes nine years, from 2001 through 2010, at Coldwater Creek in various positions, including Senior Vice President Merchandising and Merchandise Operations and President, Strategic New Concepts. He also spent nine years at the Gap where he was responsible for Market Planning and Planning and Allocation for their Canadian, European, and Japanese markets. Mr. Feurer has extensive international and domestic retail experience gained through his positions at Coldwater Creek and Gap Inc., combined with the leadership skills developed as the Chief Executive Officer at Vanity Stores.

Martin Hanaka, has been the Operating Chairman at Rens PetsDepot since August 2016. Previously, Mr. Hanaka served as Operating Partner at Highland Consumer Fund from August 2014 to August 2016 and as the Interim Chief Executive Officer and a Director of Guitar Center, Inc. from January 2013 to April 2013. Previously, Mr. Hanaka served as the Chairman of Golfsmith International Holdings, Inc. from April 2007 to November 2012 and was the Chief Executive Officer from June 2008 to November 2012. From September 1998 to August 2003, Mr. Hanaka served as the Chief Executive Officer of The Sports Authority Inc. and served as Chairman from November 1999 through June 2004. From August 1994 to October 1997, he served as the President and Chief Operating Officer of Staples Inc. and served as a member of the Board of Directors. He has served on a dozen public and private boards of directors, including the Company’s from 1998 through 2009. In addition to significant experience providing oversight as a director in various capacities, Mr. Hanaka contributes substantial experience in the retail sector.

Robert E. Marks has been the President of Marks Ventures, LLC, a private equity investment firm, since 1994. Mr. Marks is currently a director of Terra Income Fund 6 and Denny’s Corporation (“Denny’s”) and served as Chairman of the Board of Directors of Denny’s from 2004 to 2006; a member of the Board of Trustees of the Greenwich, Connecticut Public Library, and a member of the Board of Trustees of The International Rescue Committee. Mr. Marks has extensive finance, investment and executive compensation experience to share with the Board.

Michael Nahl is the retired Executive Vice President and Chief Financial Officer of Albany International Corp. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, served as Senior Vice President and Chief Financial Officer from 1983 to 2005 and was appointed as Executive Vice President in 2005. Mr. Nahl retired as Executive Vice President and Chief Financial Officer of Albany International Corp. in September 2009. Mr. Nahl has been Chairman of the Board of Lindsay Corporation since January 2015 and was a member of JPMorgan Chase and Company’s Regional Advisory Board from 1996 through 2010. Mr. Nahl has broad and extensive knowledge on accounting, disclosure, risk management, auditing and finance matters, as well as operational and strategic experience to share with our Board.

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W. Michael Reickert, has been the managing member of Independent Family Office, LLC since 2005. Prior to founding Independent Family Office in 2005, Mr. Reickert was employed by The Ayco Company, LP. from 1986 to 2004 in various positions, including Executive Vice President. Mr. Reickert provides the Board with financial and investment expertise. Mr. Reickert is a trustee of the Robert J. Higgins TWMC Trust, which is our largest shareholder, and is also trustee of various other trusts.

Michael B. Solow is a partner with Arnold & Porter Kaye Scholer LLP. Prior to its merger with Arnold and Porter LLP in 2016, Mr. Solow was the Co-Chairman and Managing Partner of Kaye Scholer LLP, an international law firm based in New York City, where he has practiced since January 2001 and was a member of the firm’s Executive Committee. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow has previously served on other corporate boards, including Camelot Music, Inc. Mr. Solow provides the Board with extensive legal and management experience, particularly his expertise in corporate finance and his experience in law firm management.

Item 2. Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) allows our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the Company’s meeting the financial, operational and strategic objectives that we believe will build substantial value for the Company’s shareholders.

We are requesting shareholder approval of the compensation of our named executive officers pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables and any related material disclosed in this Proxy Statement. This vote is not intended to address any one specific item of compensation, but instead the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee of the Board of Directors or the Board. The Board and the Compensation Committee value the views of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Item 3. Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation

The Dodd-Frank Act also allows our shareholders to vote, on an advisory (non-binding) basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every other year or every third year.

After careful consideration of the alternatives, the Board believes that conducting an advisory vote on executive compensation on a three year basis is appropriate for the Company and its shareholders at this time. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its shareholders to

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hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders.

Executive Officers

The Company’s current executive officers (other than Mr. Michael Feurer whose biographical information is included under “Item 1—Election of Directors” herein) are identified below.

Edwin Sapienza has been Chief Financial Officer of the Company since October 2019. Prior to being named Chief Financial Officer, Mr. Sapienza was the Company’s Vice President – Strategy, Secretary and Treasurer since 2012, and has continued in those roles, in addition to serving as Chief Financial Officer. Mr. Sapienza joined the Company in 1993 as a staff accountant.

Bruce J. Eisenberg has been Executive Vice President of Real Estate since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named Senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

EQUITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of May 10, 2019, by each Director and named executive officer of the Company and all Directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals, unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

Name	Positions With the Company	Age	Year First Elected as Director/ Officer	Direct Ownership		Shares that may be acquired within 60 days of May 10, 2019	Total Shares Beneficially Owned	Percent of Class
Michael B. Solow	Chairman of the Board	60	1999	16,294		12,408	28,702	*
Martin Hanaka	Director	70	2013	13,774		15,000	28,774	*
Robert E. Marks	Director	67	2012	99,602		15,000	50,602	*
Michael Nahl	Director	76	2011	14,747		15,000	28,263	*
W. Michael Reickert	Director	55	2016	64,000	(1)	7,500	71,500	*
Michael Feurer	Chief Executive Officer, Director	49	2014	171,054		669,664	840,718	2.3%
Edwin J. Sapienza	Chief Financial Officer	49	2018	1,250		68,000	69,250	*
Bruce J. Eisenberg	Executive Vice President—Real Estate	59	1995	—		348,000	348,000	*
All Directors and Executive Officers as a group (8 persons)				380,721		1,150,512	1,531,293	4.1%

*	Less than 1% of issued and outstanding Common Stock

(1)	Excludes 14,279,715 shares held in the Robert J Higgins TWMC Trust of which Mr. Reickert is a Trustee.
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CORPORATE GOVERNANCE

The Board of Directors

Meetings and Attendance

The Board of Directors held seven meetings during the 2018 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.

It is the policy of the Board that all Directors should be present at Company’s Annual Meeting of Shareholders. All of the Directors then in office and standing for election attended the 2018 Annual Meeting of Shareholders.

Board Leadership Structure

The Board does not have a policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate, but rather makes this determination on the basis of what is best for our Company at a given point in time. Our current Chairman, Mike Solow, was appointed as non- executive chairman as of April 21, 2017. As non-executive Chairman, Mr. Solow presides at all meetings of shareholders and the Board, as well as all executive sessions of the non-employee directors. We believe the Board leadership structure is appropriate for us at this time.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Company’s officers, employees, Directors and consultants. The Code of Ethics is available on the Company’s website, www.twec.com. A copy of the Code of Ethics is available in print to any shareholder who requests it in writing to the Company’s Corporate Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY, 12203.

Guidelines for Evaluating Independence of Directors

The Board has determined that all of the Directors, other than Mr. Feurer and Mr. Reickert, are independent directors in accordance with the standards of the NASDAQ Stock Market and as described below. The Nominating and Corporate Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director from being independent.

The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the NASDAQ Stock Market, are comprised of those objective standards set forth in the NASDAQ rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates.

Committees of the Board of Directors

The Audit Committee

The Board of Directors has an Audit Committee whose current members are: Robert Marks (Chairman), Martin Hanaka, and Michael Nahl. These Directors are, in the opinion of the Board of Directors, “independent” (as defined under the standards of the NASDAQ Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. The Board of Directors has determined that Robert Marks is both independent

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and qualified as an Audit Committee financial expert as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission and applicable to this Proxy Statement. The Audit Committee held four meetings during the 2018 fiscal year. The Audit Committee’s responsibilities consist of the selection, appointment and authorization of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to the 2018 Proxy Statement.

The Compensation Committee

The Board of Directors has a Compensation Committee, consisting solely of independent Directors, whose current members are: Martin Hanaka (Chairman), Michael Nahl and Mike Solow. The Compensation Committee held six meetings during the 2018 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement captioned “Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix B to this Proxy Statement.

The Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, consisting solely of independent Directors, whose current members are: Michael Nahl (Chairman), Martin Hanaka, Robert Marks and Michael Solow. The Nominating and Corporate Governance Committee held two meetings during the 2018 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board; and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix C to this Proxy Statement.

The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Company’s Secretary. See “Submission of Shareholder Proposals” in this Proxy Statement. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate which, to be considered, must be received on a timely basis.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the

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Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. While the Company does not have a formal diversity policy for Board of Director membership, the Nominating and Corporate Governance Committee and the Board of Directors, as a whole, seeks nominees or candidates to serve as directors that represent a variety of backgrounds and experience that will enhance the quality of the Board of Director’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience in its evaluation of candidates for Board of Director membership. Such diversity considerations are discussed by the Nominating and Corporate Governance Committee in connection with the general qualifications of each potential nominee. Our Board of Directors has received a notice from an individual shareholder of the Company of his intent to nominate at the June 27, 2019 Annual Meeting four individuals for election to the Board of Directors, and such shareholder has indicated his intent to furnish a proxy statement to shareholders of the Company. This same shareholder submitted the same four individuals to the Nominating and Corporate Governance Committee for nomination at the Annual Meeting.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations (including cybersecurity and data protection), as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial and operational (including cybersecurity and data protection) risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203

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Compensation of Directors

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Martin Hanaka	119,000	—	—	—	119,000
Robert Marks	48,000	80,000	—	—	128,000
Michael Nahl	121,144	1,856	—	—	123,000
W. Michael Reickert	28,500	80,000	—	—	108,500
Michael B. Solow	165,500	—	—	—	165,500

(1)	Fees earned reflect the amount of cash received for the annual retainer, Board and committee meeting fees and cash received in lieu of Deferred Shares. Fees earned for Mr. Solow reflect an annual retainer of $50,000 for his role as Chairman of the Board.

(2)	Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of deferred shares to a director in 2018. See Note 9 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K for the assumptions made in determining the value. Effective May 1, 2018, 64,000 deferred shares were awarded to Mr. Marks and Mr. Reickert and 1,484 deferred shares were awarded to Mr. Nahl.

Cash Compensation. Each Director who is not a salaried employee of the Company receives a $12,500 retainer per annum plus a $2,000 attendance fee for each Board meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for board and committee telephone conference meetings, respectively. A committee chairperson receives an additional $5,000 retainer per year and the Audit Committee chairperson receives a $15,000 annual retainer. The Chairman of the Board receives an annual retainer of $50,000. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock in lieu of cash and to make discretionary grants of Common Stock to non-employee Directors from time to time. The Company has not elected to pay the annual retainer in shares or make discretionary grants during the past three years.

Additional Compensation. Currently, each Director is eligible to participate in the Amended and Restated 2005 Long Term Incentive Plan. During the 2018 fiscal year, no options were granted to members of the Board. As of May 10, 2019, Mr. Hanaka, Mr. Nahl, Mr. Reickert and Mr. Marks each held options to purchase 15,000 shares.

On or about May 1 of each year, non-employee Directors have been entitled to receive grants of vested shares of Common Stock representing $80,000 in market value of stock on the grant date for service over the prior twelve months. They were entitled to elect to receive cash instead of shares of Common Stock to the extent they met a share ownership requirement (shares having a value at least equal to 4x the annual retainer). During our last fiscal year, each non-employee Director elected to receive cash in lieu of shares, with the exception of Mr. Marks and Mr. Reickert who received the entire award in stock and Mr. Nahl who received shares have a value of $1,856 on the date of grant.

Effective for amounts otherwise payable on or about May 1, 2019 and thereafter, in lieu of annual grants of shares having a fair market value of $80,000 on the date of grant, each non-employee Director will be entitled to receive annual payments of $80,000 in cash, provided they are serving as a director on the applicable payment date. Except to the extent a timely deferral election was made by the non-employee Director, the amount payable in May of 2019 will be made in a single lump sum in May of 2019. Payments to non-employee Directors for periods beginning after May 1, 2019 will generally be made in $20,000 increments paid quarterly in arrears on or about August 1, November 1, February 1 and

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May 1, provided they are serving as a Director on the payment date and they did not make a timely deferral election. To the extent a non-employee Director made a timely election to defer payments until separation from service with the Company, such payments will be made upon separation from service, together with interest on the deferred amounts computed at a rate equal to 120% of the applicable long-term federal rate (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended) as in effect from time to time.

An initial grant of 15,000 stock options is made to each new non-employee Director. The Board of Directors is also authorized, in its discretion, to grant additional stock options or Common Stock awards to non-employee Directors.

COMPENSATION OVERVIEW

Introduction

This section describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table below (who are referred to below as the “named executive officers” or “NEOs”), the process by which such elements are determined and established by the Compensation Committee for the respective individuals and the principles and considerations underlying such determinations.

The compensation decisions for the named executive officers relating to fiscal year 2018 took into account the Company’s consolidated financial results. Discussions relating to the Company’s consolidated financial results and operating performance for the year are contained in the Management’s Discussion and Analysis section of the Company’s 2018 Annual Report on Form 10-K.

Compensation Objectives and Approach

The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the Company meeting the financial, operational and strategic objectives that we believe will build value for the Company’s shareholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual performance-based cash bonuses and share-based compensation.

The Compensation Committee’s compensation determinations regarding the named executive officers are reviewed by the full Board. Generally, these determinations are made annually and occur at the Compensation Committee’s regular meeting of each fiscal year occurring in April, at which cash bonuses and share-based awards, if any, relating to the named executive officers’ performance during the preceding fiscal year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Chief Executive Officer meets with the Compensation Committee Chairman to present his preliminary compensation proposals relating to the named executive officers to be addressed in the April meeting, based on the planned full-year financial results for the Company and its subsidiaries.

The Compensation Committee reviews and approves each element of compensation for the named executive officers. In establishing the levels and components of compensation for the named executive officers, the Compensation Committee, as a threshold matter, evaluates the overall performance of the Company for the year.

Key elements considered in the Compensation Committee’s performance evaluations include corporate performance, the officer’s contributions to such performance and the officer’s other accomplishments for the benefit of the Company during such period. In these evaluations, the

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Compensation Committee does not apply rigid formulas with respect to amount of compensation paid or the allocation between cash and non-cash compensation, and reviews long-term financial performance, as well as financial performance for the previous year. Such evaluations also take into account the nature, scope and level of the named executive officer’s responsibilities and the officer’s level of experience, past levels of compensation and changes in such levels, tenure with the Company and other opportunities potentially available to such officer. In addition, the members of the Compensation Committee interact with each of the named executive officers in connection with regular meetings of the Company’s Board of Directors, which provides the Committee with an additional basis for evaluating such officer and his performance. Based on all of these general evaluative factors and the additional factors described below, the Compensation Committee makes its assessments and determines the components and levels of compensation for each such officer.

Management meets with members of the Compensation Committee to assist the Committee in making compensation decisions regarding our named executive officers and also to discuss with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. Specifically, our Chief Executive Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Executive Officer Bonus Plan and The Trans World Entertainment 2005 Long Term Incentive and Share Award Plan (As Amended and Restated on April 5, 2017) (the “2005 Plan”).

Compensation Committee-Assessment of Risk

Each year, the Compensation Committee reviews the Company’s compensation programs to assess risk in the Company’s compensation programs. As part of its consideration, the Committee considers any potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks would be reasonably likely to have a material adverse effect on the Company. The Committee considers all facets of the compensation programs, their underlying assumptions and the objectives those programs were designed to achieve. Some of the factors the Committee considers to minimize potential risks are the balance between cash and stock awards, the various time frames associated with earning of awards (seasonal, annual and multi-year vesting) and the different performance metrics associated with the incentive awards for each of the Company’s businesses and corporate associates. After that review, the Committee has determined that the Company’s compensation programs for fiscal 2018 did not incentivize its associates, including senior executives, to take unnecessary and excessive risks that could jeopardize the future of the Company and would be adverse to the best interests of its shareholders.

The Company has sought to structure its overall compensation program to contain an appropriate mix of long-term and short-term incentives that balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interest of the Company’s shareholders. In particular, equity-based awards are structured to vest generally over a number of years, which encourages employees to focus on long-term results. Moreover, both annual incentive bonus and performance-based equity awards are subject to discretionary reduction if determined appropriate by the Compensation Committee. The Company believes that these factors reduce any incentive that employees may have to take inappropriate risks. Accordingly, the Company believes that its compensation policies and practices encourage and incentivize the employees to improve results in a disciplined, focused manner, with a view toward long-term success.

Cash Compensation

The Company pays base salaries at levels it believes will attract and retain key employees and ensure that our compensation program is competitive. Base salaries for the named executive officers are

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established by the Compensation Committee, and reviewed by such Committee for potential adjustment on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during the 2018 fiscal year are shown in the “Summary Compensation Table”.

The annual incentive bonus plan, the results of which are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column, provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals, calculated as a percentage of the officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee approves the target annual incentive award for the Chief Executive Officer and, for each officer below the Chief Executive Officer level, bases the target in part on the Chief Executive Officer’s recommendations. At the target level of bonus, the Chief Executive Officer receives 100% of his salary and the other NEOs receive 60% of their salary. For the 2018 fiscal year, the performance goal adopted for annual bonuses was based on limiting losses before interest, taxes, depreciation and amortization (“EBITDA”) to not more than $2.8 million or achieving sales of at least $485 million. The Company’s loss before interest, taxes, depreciation and amortization and sales did not achieve the target threshold, therefore incentives were not earned.

Share-Based Compensation

The Company believes that a component of its officers’ compensation should consist of share-based incentive compensation, which appreciates or depreciates in value in relation to the market price of our Common Stock. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, grants of share-based awards to the named executive officers and other key employees in such amounts as the Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder’s ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements that are performance contingency-related in some cases and time-related in others. Accordingly, the Company believes that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value. During fiscal year 2018, the Company granted a total 380,000 time vested options to the named executive officers in recognition of their individual performance in fiscal 2017. During fiscal year 2018, the Company also granted a total of 90,000 time vested restricted stock units to the named executive officers.

Retirement and Other Benefits

The Company’s benefits program includes retirement plans and group insurance plans. The objective of the program is to provide named executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which could interrupt their employment and/or income received as an active employee. Retirement plans, including the supplemental executive retirement plan, are designed to provide a competitive level of retirement income to named executive officers and to reward them for continued service with the Company. The retirement program consists of a supplemental executive retirement plan and the 401(k) plan. Mr. Eisenberg is the only active participant in the supplemental executive retirement plan.

The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers the named executive officers and other officers.

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Other Compensation

The Company continues to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. See the Summary Compensation Table for a summary of such benefits.

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for each of its “covered employees” (i.e., the chief executive officer, chief financial officer and certain other current or former executive officers). Prior to the amendment of Section 162(m) in December of 2017, the deductibility of some types of compensation for named executive officers (other than the chief financial officer) depended upon whether the named executive officer’s receipt of compensation was deferred until after the executive terminated employment with the Company or on whether such compensation qualified as “performance-based compensation” under Section 162(m). In general, the exceptions for deferred compensation and performance-based compensation were repealed effective for years beginning after December 31, 2017. The Committee has generally sought to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but it has retained the discretion to approve compensation that is not deductible under Section 162(m). In making future compensation decisions, the Committee intends to take into account any available grandfather provisions under the amendments to Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the success of the Company. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary or advisable in some circumstances due to the restrictions of Section 162(m).

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer and two other most highly compensated Executive Officers:

Name	Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Michael Feurer	Chief Executive Officer	2018	700,000	—	49,000	73,500	—	15,361	837,861
		2017	700,000	350,000	92,500	111,000	260,890	14,328	1,528,718
John N. Anderson	Chief Financial Officer until October 10, 2018	2018	249,038	—	14,700	58,680	—	142,837	465,255
		2017	350,000	105,000	27,750	88,800	78,267	—	649,817
Bruce J. Eisenberg	Executive Vice	2018	425,000	—	—	17,115	—	—	442,115
	President—Real Estate	2017	425,000	—	—	25,900	95,039	—	545,939
Edwin J. Sapienza	Chief Financial Officer	2018	224,615	—	4,900	12,275	—	2,403	244,193

Josh Neblett	Chief Executive Officer – etailz until March 11, 2019	2018	285,000	—	—	—	—	5,522	290,522

(1)	Salary represents amounts earned during fiscal year.

(2)	Bonus represents the earned bonus for each NEO for fiscal 2017.
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(3)	Amounts represent the grant date fair value, as computed in accordance with Accounting Standards Codification Topic 718, relating to restricted share units awarded to Mr. Feurer, Mr. Anderson during fiscal years 2018 and 2017 and Mr. Sapienza in fiscal year 2018. See Note 9 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K for the assumptions made in determining the value.

(4)	Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of stock options to the named executive officer in fiscal years 2018 and 2017. See Note 9 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K for the assumptions made in determining the value.

(5)	Represents annual incentive compensation for each NEO for fiscal 2017.

(6)	Includes the following payments made by the Company to the named executive officers:

Name	Year	Perquisites and Other Personnel Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(K) Plans ($)	Death Benefits to Survivor ($)	Total ($)
Michael Feurer	2018	11,700	—	3,661	—	15,361
	2017	11,925	—	2,403	—	14,328
John N. Anderson	2018	—	—	1,481	141,356	142,837
	2017	—	—	2,263	—	2,263
Bruce J. Eisenberg	2018	—	—	—	—	—
	2017	—	—	—	—	—
Edwin J. Sapienza	2018	—	—	2,403	—	2,403

Josh Neblett	2018	—	—	5,522	—	5,522

Employment Agreements

Mr. Feurer

Mr. Feurer’s employment agreement with the Company, as amended and restated on February 26, 2019, provides that Mr. Feurer serves as the Company’s Chief Executive Officer with a base salary equal to $700,000 per annum (“Base Salary”). His employment is on an at will basis. Mr. Feurer will be eligible for an annual bonus under the Company’s bonus plan, with a target determined by the Compensation Committee, after consultation with the Executive, in an amount that provides the Executive with an opportunity to earn total compensation at or above a median total compensation benchmark for the Executive’s position as deemed appropriate by the Compensation Committee.

Mr. Feurer is eligible to participate in the Company’s group health insurance, group life insurance, and 401(k) plans in accordance with their terms. Please see the “Severance Benefits” section below for information on Mr. Feurer’s severance benefits.

Mr. Feurer also agreed to confidentiality and non-compete covenants.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, as of February 2, 2019.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
Michael Feurer	10/13/2014		300,000	—	3.50	10/13/2024	—
	4/14/2016		157,164	—	3.85	4/14/2026	—
	5/6/2016	(2)	75,000	25,000	3.81	5/6/2026	—
	5/1/2017	(2)	75,000	75,000	1.85	5/1/2027	50,000	(3)
	6/27/2018	(2)	—	150,000	0.98	6/27/2028	50,000	(3)
John N. Anderson	3/1/2011		20,000	—	1.73	3/1/2021	—
	5/7/2012		20,000	—	2.53	10/10/2021	—
	6/21/2013		20,000	—	4.87	10/10/2021	—
	6/3/2014		35,000	—	3.36	10/10/2021	—
	4/1/2015		100,000	—	3.72	10/10/2021	—
	5/6/2016		135,000	—	3.81	10/10/2021	—
	5/1/2017		120,000	—	1.85	10/10/2021	—
	6/27/2018		120,000	—	0.98	10/10/2021	—
Bruce J. Eisenberg	5/6/2010		200,000	—	2.11	5/6/2020	—
	6/21/2013		50,000	—	4.87	6/21/2023	—
	6/3/2014	(1)	28,000	7,000	3.36	6/21/2023	—
	5/15/2015	(2)	26,250	8,750	3.88	5/15/2025	—
	5/6/2016	(2)	26,250	8,750	3.81	5/6/2026	—
	5/1/2017	(2)	17,500	17,500	1.85	5/1/2027	—
	6/27/2018	(2)	—	35,000	0.98	6/27/2028	—
Edwin J. Sapienza	3/1/2011		8,000	—	1.73	3/1/2021	—
	5/7/2012		10,000	—	2.53	5/7/2022	—
	6/21/2013		10,000	—	4.87	6/21/2023	—
	6/3/2014	(1)	6,000	1,500	3.36	6/21/2023	—
	4/1/2015	(2)	5,625	1,875	3.72	4/1/2026	—
	5/6/2016	(2)	5,625	1,875	3.81	5/6/2026	—
	5/1/2017	(2)	12,500	12,500	1.85	5/1/2027	3,750	(3)
	6/27/2018	(2)	—	25,000	0.98	6/27/2028	5,000	(3)
	10/23/2018	(2)	—	50,000	1.04	10/23/2028	20,000	(3)
Josh Neblett	—		—	—	—	—	—

(1)	Mr. Sapienza’s and Mr. Eisenberg’s options vest based on service with 60% vesting after the third year of service and 20% vesting after the each of fourth and fifth year of service.

(2)	Mr. Feurer’s, Mr. Eisenberg’s and Mr. Sapienza’s, options vest based on service ratably over four years.

(3)	Mr. Feurer’s and Mr. Sapienza’s Restricted Stock Units vest ratably over 4 years.
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Pension Benefits

The Company maintains a non-qualified Supplemental Executive Retirement Plan (the “SERP”) for certain current and former executive officers of the Company. Mr. Eisenberg is the only one of our NEOs who participates in the SERP. The SERP, which is a nonqualified plan, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount is equal to 50% of the average of the participant’s base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. Participants vest 35% after 10 years, 75% after 20 years and 100% upon retirement at age 65 after 20 years of service. The bonus portion of the benefit vests only if the participant is employed until age 65. In addition, the benefits become vested in full upon a change in control of the Company prior to the participant’s termination of employment or a termination of employment due to the participant’s death or disability. Additionally, all benefits under the SERP will be forfeited in the event of any of the following: competitive conduct or solicitation for employment or employment of company employees, in any case during the 5 years following termination or at any time while in receipt of benefits (these restrictions are waived in the event of a change in control); disclosure or use of confidential information; or termination for cause. Payments are made in equal installments over 20 years. The Company has established a rabbi trust whose purpose is to be a source of funds to pay benefits to participants in the SERP.

Potential Payments Upon Termination or Change of Control

Employment Agreement with Mr. Feurer

The employment agreement entered into between the Company and Mr. Feurer provides severance benefits upon a termination of employment as described below.

Mr. Feurer’s employment agreement provides that, in the event of his termination by reason of death or disability (as defined in the agreement), the he will be entitled to receive earned but unpaid base salary and payment for accrued but unused vacation. Mr. Feurer also will be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Company and to which Mr. Feurer is a party or in which he is a participant.

In the event of his termination by the Company for any reason other than cause (as defined in the employment agreement), death or disability or by the Mr. Feurer for good reason (as defined in the employment agreement), Mr. Feurer will be entitled to receive: (i) earned but unpaid base salary and accrued but unused vacation; and (ii) provided he executes a release of claims, continuation of his base salary for 18 months and continuation of medical benefits for up to 18 months. To the extent the base salary continuation payments do not constitute deferred compensation for purposes of Section 409A of the Code, such payments shall be made in a lump sum on the first day following the date on which the release of claims becomes final and binding.

Agreements with Mr. Sapienza and Mr. Eisenberg

On February 26, 2019 we entered into Severance, Retention and Restrictive Covenant Agreements with Mr. Sapienza and Mr. Eisenberg. The Severance, Retention and Restrictive Covenant Agreements provide for retention bonuses payable to each of them in the amount of $200,000. In the case of Mr. Sapienza, one third of his retention bonus will be payable to him on each of June 1, 2019, October 1, 2019, and March 1, 2020. In the case of Mr. Eisenberg, twenty-five percent of his retention bonus will be

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payable to him on each of June 1, 2019 and October 1, 2019, and the remaining fifty percent will be payable to him on March 1, 2020. In order to receive the payments, except as described below, they are required to remain employed with the Company through the applicable payment dates. However, upon consummation of a change of control of the Company (as defined in the agreements) at a time when the executive remains employed by the Company, any unpaid portion of the retention bonus will be paid to him in full.

The Severance, Retention and Restrictive Covenant Agreements also provide that if their employment is terminated by the Company without cause or by them for good reason (as those terms are defined in the agreements), Mr. Sapienza or Mr. Eisenberg, as applicable, will be entitled to the following: (i) the continuation of his base salary for a period of six (6) months from the date of termination, (ii) any unpaid portion of his retention bonus, (iii) any unpaid annual bonus that was earned (as determined by the Board of Directors of the Company in accordance with the applicable annual bonus plan) for the year preceding the year in which termination occurs, and (iv) payment for health insurance coverage for up to six months following termination at the same rate as the Company pays for health insurance coverage for its active employees (with the executive required to pay for any employee-paid portion of such coverage). Payment of these amounts is contingent on the executive signing (and not revoking within any statutory revocation period) a release of claims reasonably acceptable to the Company.

Mr. Sapienza’s agreement provides that his annual bonus for our fiscal year ending in 2020 will not be less than $100,000. It also provides that he will receive the minimum bonus if his employment is terminated by the Company without cause or by him for good reason prior to payment of the bonus.

The agreements also include restrictive covenants under which Mr. Sapienza and Mr. Eisenberg agree to confidentiality provisions, non-competition and non-solicitation covenants that apply for six months after any termination of employment, and certain non-disparagement and cooperation covenants.

Equity Award Provisions

Pursuant to the terms of our 2005 Long Term Incentive and Share Award Plan and applicable award agreements, unvested equity awards vest upon death, disability or a change of control of the Company.

Supplemental Executive Retirement Plan

Under the provisions of our SERP, Mr. Eisenberg would become fully vested in his pension benefit in the event of death, disability or a change of control of the Company.

Other Executives

Mr. Neblett’s employment was terminated by etailz, effective on March 11, 2019. Under our severance agreement with Mr. Neblett, he received a lump sum payment in the amount of $142,500 and medical benefits for up to six months following termination. Mr. Neblett reaffirmed his covenants relating to non-competition, non-solicitation, confidentiality and intellectual property. He also executed a release and agreed to non-disparagement and cooperation covenants.

Following Mr. Anderson’s death on October 10, 2019, his stock options and restricted stock units vested in full as provided in the applicable award agreements and we paid death benefits to his widow in the amount of $141,356.

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CEO Pay Ratio

The Dodd–Frank Wall Street Reform and Consumer Protection Act requires companies to disclose the pay ratio of their Chief Executive Officer to their median employee. We identified our median employee taking into account all full-time, part-time, seasonal and temporary employees.

To identify the median employee from the Company’s employee population, we compared the amount of salary and wages paid to employees as reflected in payroll records for the 2017 calendar year as reported to the Internal Revenue Service on Form W-2 who were employed on February 3, 2018, excluding Mr. Feurer. We annualized compensation for employees hired in 2017 and employees who took an unpaid leave of absence during the year, but we did not annualize compensation for seasonal or temporary employees. No cost-of-living adjustments were made in identifying the median employee.

The 2018 annual total compensation of our Chief Executive Officer was $837,861 million, and the 2018 annual total compensation for the median employee was $17,346. The resulting ratio of our Chief Executive Officer’s pay to the pay of our median employee for fiscal year 2018 is 48.3 to 1. We believe it is noteworthy that given the nature of our business, a significant number of our employees are part-time, seasonal or temporary employees.

RELATED PARTY TRANSACTIONS

The Company leases its 181,300 square foot distribution center/office facility in Albany, New York from an entity controlled by the estate of Robert J. Higgins, its former Chairman and largest shareholder. The original distribution center/office facility was occupied in 1985. The Company paid rent under the leases of $1.2 million in fiscal years 2017 and 2016 and $2.1 million in fiscal year 2015.

Sara Neblett, the wife of Josh Neblett, the former Chief Executive Officer of etailz, was employed with the Company as the Vice President- Partner Care of etailz. Ms. Neblett received $169,125 in compensation in fiscal year 2018.

The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer of any affiliate of a Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The transaction will then be evaluated by the Audit Committee to determine if the transaction is in the Company’s best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment. The Audit Committee reports to the Board, for its review, on all related party transactions considered. The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, executive officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent shareholders were complied with.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements with the Company’s Management and its independent accountants, KPMG LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with KPMG LLP the matters required to be discussed under professional standards. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ other non-audit services to the Company is compatible with the accountants’ independence.

The Audit Committee also discussed with the Company’s internal auditors and with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 2, 2019 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended February 2, 2019.

Audit Committee of the Board of Directors
Robert Marks (Chairman)
Martin Hanaka
Michael Nahl

The appointment of independent accountants by the Audit Committee is ratified annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants. Our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our shareholders.

Set forth below is a description of the fees billed to the Company by KPMG for fiscal years 2018 and 2017.

Fees Paid to Independent Public Accounting Firms

Audit Fees. Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company’s consolidated financial statements and KPMG LLP’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by an independent public accounting firm. Such services include comfort letters related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for fiscal years 2018 and 2017 totaled $810,000 and $930,000, respectively.

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Audit-Related Fees. Audit related fees include fees paid by the Company to KPMG LLP in connection with audit related services, including audit services related to employee benefit plan audits. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries were $22,000 and $21,500 for fiscal years 2018 and 2017, respectively.

Other Fees. There were no other fees paid to KPMG LLP in fiscal year 2018. Other fees paid to KPMG LLP in fiscal year 2017 included $5,000 related to the consent for a Form S-8.

Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. SAXBST LLC was the Company’s primary tax advisor in fiscal year 2018. During fiscal year 2018 and 2017, tax fees paid to KPMG LLP were $89,000 and $8,000, respectively.

Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent public accounting firm may provide certain non-audit services which do not impair the firm’s independence. In that regard, the Audit Committee must pre-approve all audit services and non-audit services provided to the Company. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.

Item 4. Reverse Stock Split

Our Board of Directors has unanimously approved and declared advisable an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of all issued and outstanding shares of our Common Stock, in a ratio of up to 1-for-20, in order to, among other things, assist the Company in its effort to regain compliance with the NASDAQ Listing Rules, which require the Company to maintain a minimum bid price of $1.00 per share.

The precise ratio of the proposed Reverse Stock Split shall be a whole number within this range, determined in the sole discretion of our Board of Directors. It is expected that such determination, if any, shall occur at some time on or prior to October 15, 2019. By approving this proposal, shareholders will give our Board of Directors authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be automatically reclassified up to and including a ratio of 1-for-20. Our Board of Directors believes that providing our Board of Directors with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our Board of Directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board of Directors to act in the best interests of the Company and our shareholders.

In determining the ratio following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;
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•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	prevailing general market and economic conditions; and

•	NASDAQ Listing Rules, which require the Company to maintain a minimum bid price of $1.00 per share.

If our shareholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the Reverse Stock Split, we will file a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York (the “New York Secretary of State”) to effect the proposed Reverse Stock Split, in the form attached to this proxy statement as Appendix A to this Proxy Statement. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A to this Proxy Statement. If the proposed Reverse Stock Split is effected, then the number of issued and outstanding shares of our Common Stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the New York Secretary of State, even if the adoption of the amendment is approved by the shareholders. If the Certificate of Amendment is not filed with the New York Secretary of State prior to December 27, 2019, our Board of Directors will abandon the amendment and the Reverse Stock Split will not be effected. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following shareholder approval) to effect the Reverse Stock Split or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and shareholders.

Prior to filing the amendment to the Certificate of Amendment reflecting the Reverse Stock Split, we must first notify NASDAQ of the anticipated record date of the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Purpose of Proposed Reverse Stock Split

Each securities exchange has its own listing criteria. NASDAQ Listing Rules require the Company to maintain a minimum bid price of $1.00 per share to maintain its listing on the NASDAQ. On May 10, 2019, the sale price of our Common Stock on the NASDAQ was $0.34 per share. A decrease in the number of issued and outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that our per share market price of our Common Stock trades above the required price. However, we cannot provide any assurance that (i) we will regain compliance with NASDAQ Listing Rules, or other listing requirements, and in effect the NASDAQ or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of the NASDAQ following the Reverse Stock Split.

Some investors prefer to invest in stocks that trade at a per share price range more typical of companies listed on the NASDAQ. Also, some brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below a certain level (for example, $5.00 per share) or tend to discourage individual brokers from recommending lower-priced stocks to their customers. As a result, we believe that the Reverse Stock Split may make our Common Stock more attractive to certain investors.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However,

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other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our Common Stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our Common Stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our Common Stock may decrease in the future. Additionally, the trading price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

We believe increasing the trading price of our Common Stock will assist in meeting the continued listing criteria of NASDAQ or any other such national securities exchange and is our best option to meet the bid price criteria to comply with the continued listing requirements. Accordingly, we believe that the Reverse Stock Split is in our shareholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial to us because it would:

•	improve the perception of our Common Stock as an investment security;

•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

•	appeal to a broader range of investors to generate greater investor interest in us; and

•	reduce shareholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price per share of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or

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intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-20, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the amendment to the Company’s Certificate of Incorporation.

Shares outstanding at May 10, 2019	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
36,258,839	1-for-10	3,625,883	32,632,955
36,258,839	1-for-15	2,417,255	33,841,584
36,258,839	1-for-20	1,812,941	34,445,897

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Shareholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each shareholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any shareholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on RSUs and Stock Options. In addition, as a result of the Reverse Stock Split we would proportionally adjust the number of shares subject to outstanding restricted stock units and stock options and the exercise price of outstanding stock options, to reduce the number of shares and increase the exercise price per share based on the Reverse Stock Split Ratio (i.e., the number of shares subject to the restricted stock units and stock options would be multiplied by the Reverse Stock Split Ratio (rounding down to the nearest whole number of shares in the case of stock options) and the exercise price per share of the stock options would be divided by the Reverse Stock Split Ratio (rounding up to the next penny)). Additionally, the number of shares reserved for issuance under our 2005 Long Term Incentive and Share Award Plan (as amended and restated on April 5, 2017) would be reduced by multiplying the number of such shares by the Reverse Stock Split Ratio (rounding down to the nearest whole number of shares).

Other Effects on Issued and Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the issued and outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some shareholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange

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is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our Common Stock will continue to be listed on NASDAQ under the symbol “TWMC”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of May 10, 2019, we have 200,000,000 shares of authorized Common Stock, of which 36,258,839 shares of Common Stock, par value $0.01 per share, were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If shareholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file with the New York Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Appendix A to this Proxy Statement. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat shareholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the Reverse Stock Split, shareholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered shareholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be

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exchanged for new shares. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Issuance of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the New York Business Corporation Law or under our Certificate of Incorporation, as amended, or our By-Laws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Securities and Exchange Commission (“SEC”) rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board of Directors is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split applicable to U.S. Shareholders (as defined below). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split applicable to U.S. Shareholders and is included for general information only. Further, it does not address any state, local or foreign tax consequences or any U.S. federal tax consequences other than income tax consequences (such as estate and gift tax consequences). Also, it does not address the U.S. federal income tax consequences to U.S. Shareholders that are subject to special tax rules, such as banks, insurance

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companies, regulated investment companies, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities), persons subject to the alternative minimum tax, persons subject to the Medicare tax on investment income, personal holding companies, broker-dealers, U.S. expatriates, and tax-exempt entities. This summary does not address shareholders that are not U.S. Shareholders, and such shareholders should consult their tax advisors regarding the tax consequences of the reverse stock split.

The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a U.S. Shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder should consult with such shareholder’s tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term U.S. Shareholder means a shareholder that is, for U.S. federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation created or organized under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or such trust has a valid election in effect to be treated as a U.S. person.

Other than with respect to any cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share for which you received cash in lieu of such fractional share) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The U.S. Shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

In general, U.S. Shareholders who receive cash in lieu of fractional share interests in the post-reverse stock split shares will recognize taxable gain or loss based on the difference between the amount of cash received by such U.S. Shareholder and such shareholder’s adjusted basis allocated to the fractional share interests redeemed. Any such gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the New York Secretary of State, even if the adoption of the amendment is approved by the shareholders.

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Required Vote

The affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date, is required for approval of this proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ITEM 4.

OTHER MATTERS

Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting.

Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

Financial Statements. The Company’s 2018 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 2, 2019, is being sent concurrently to shareholders. If you have not received or had access to the 2018 Annual Report to Shareholders, you may request a copy by writing to: Trans World Entertainment Corporation, Attention: Treasurer, 38 Corporate Circle, Albany, NY 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2020 must submit the same in writing so as to be received at the executive offices of the Company on or before January 30, 2020. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals. Proposals should be addressed to Edwin J. Sapienza, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. Two such proposals were received with respect to the Annual Meeting scheduled for June 27, 2019; however, the Company is permitted to exclude such proposals pursuant to Rule 14a-8(i) under the Securities Exchange Act of 1934, as amended, and the SEC’s Office of Chief Counsel, Division of Corporation Finance, has confirmed that it will not recommend enforcement action to the SEC regarding such omissions in reliance on Rule 14a-8(i).

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before the deadline for advance notice set forth in our By-Laws as described below.

Our By-Laws provide that any shareholder desiring to make a proposal or nominate a director at an annual meeting must provide written notice of such proposal or nomination to the Secretary of the Company not later than April 28, 2020 nor earlier than March 29, 2020. Any such proposal or nomination must include the information required under our By-Laws with respect to each proposal or nomination and the shareholder making such proposal or nomination. Notices of intention to present proposals at next year’s annual general meeting should be addressed to Edwin J. Sapienza, Secretary,

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Trans World Entertainment, 38 Corporate Circle, Albany, NY 12203. Pursuant to the By-Laws provision described above, our Board of Directors has received a notice from an individual shareholder of the Company of his intent to nominate at the June 27, 2019 Annual Meeting four individuals for election to the Board of Directors, and such shareholder has indicated his intent to furnish a proxy statement to shareholders of the Company.

By Order of the Board of Directors,

Edwin J. Sapienza, Secretary

May 29, 2019

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Appendix A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Trans World Entertainment Corporation

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Trans World Entertainment Corporation (the “Corporation”). The name under which it was originally formed is: Trans-World Music Corp.

SECOND: The certificate of incorporation of the Corporation (such certificate of incorporation, as amended or restated and in effect thereafter, the “Certificate of Incorporation”) was filed by the New York State Department of State on February 7, 1972.

THIRD: The Certificate of Incorporation is hereby amended as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to capitalization of the corporations and designations of classes of preferred stock is amended to include the following as new paragraph l., following the final paragraph thereof:

“Upon the filing of this Certificate of Amendment to the Certificate of Incorporation, each _________ (___) shares of Common Stock of the Corporation issued and outstanding immediately prior to this Certificate of Amendment to the Certificate of Incorporation, without further action, will be automatically combined into and become one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split; rather, each fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole number. Each outstanding stock certificate of the Corporation, which prior to the filing of this Certificate of Amendment to the Certificate of Incorporation represented one or more shares of Common Stock, shall immediately after such filing represent that number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock represented on such certificates divided by (y) _____ (_____) (such adjusted shares, the “Reclassified Shares”), with any resulting fractional shares rounded up to the nearest whole share as set forth above. Any options, warrants or other purchase rights, which prior to the filing of this Certificate of Amendment represented the right to acquire one or more shares of the Corporation’s Common Stock, shall immediately after such filing represent the right to acquire _________ (_____) of one (1) share of the Corporation’s Common Stock for each share of the Corporation’s Common Stock that such option, warrant or other purchase right previously represented the right to acquire. The exercise price of such options, warrants and purchase rights shall be adjusted by multiplying the existing exercise price by ______ (____).

The number of authorized shares of Common Stock of the Corporation and the par value of such shares will not be affected by this Certificate of Amendment.

The Corporation shall, upon the request of each record holder of a certificate representing shares of Common Stock issued and outstanding immediately prior to the filing of this Certificate of Amendment to the Certificate of Incorporation, issue and deliver to such holder in exchange for such certificate a new certificate or certificates representing the Reclassified Shares.”

[Remainder of Page Intentionally Left Blank]

A-1

FOURTH: The certificate of amendment was authorized by: the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

Name: Michael N. Feurer Title: Chief Executive Officer

[Certificate of Amendment to Certificate of Incorporation of Trans World Entertainment Corporation]

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Appendix B

TRANS WORLD ENTERTAINMENT CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

A.	FORMATION OF THE COMPENSATION COMMITTEE

There shall be a committee of the Board of Directors (the “Board”) of Trans World Entertainment Corporation, a New York corporation (the “Company”) to be known as the “Compensation Committee” (the “Committee”). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy (i) the independence criteria of the NASDAQ Stock Market and (ii) the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), and shall not be an “affiliated person” of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002. In determining whether a director is eligible to serve on the Committee, the Board shall also consider whether the director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company to determine whether such affiliation would impair the director’s judgment as a member of the Committee. In addition, if deemed appropriate from time to time, each director appointed to the Committee shall meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986. Committee members shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof. The Committee shall

B-1

consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer (the “CEO”), as appropriate~~.~~, usually for one year. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements and any other corporate legislation in effect at that time. Except as expressly provided in this Charter or the by-laws of the Company, the Committee shall fix its own rules of procedure.

B.	RESPONSIBILITIES OF THE COMMITTEE

The Committee shall:

(a)	discharge the Board’s responsibilities relating to compensation of the Company’s executives (including the CEO and all other executive officers, as defined under Section 16 of the Securities Exchange Act of 1934, and related rules) and

(b)	prepare an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

C.	DUTIES OF THE COMMITTEE

In carrying out its responsibilities, the Committee shall:

1.	Review and approve all executive compensation. The Committee shall review and approve corporate goals and objectives relevant to all executive officer compensation,
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evaluate each executive officer’s performance in light of those goals and objectives, and set the executive compensation level based on this evaluation. In determining the long-term incentive component of executive officers compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, and the awards given to the Company’s executive officers in past years. The Company’s CEO may not be present during any deliberations or voting regarding his or her compensation.

2.	Conduct an Annual Review. The Committee shall annually review and make recommendations to the Board with respect to the compensation of all officers and other key executives.

3.	Make Recommendations to the Board. The Committee shall make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

4.	Have sole authority to retain and oversee external advisors. The Committee shall have the sole authority to appoint, retain, oversee and terminate any internal or outside legal counsel, external auditor, accountants, financial consultant and other advisors (each a “compensation advisor”) as it determines necessary or appropriate to assist in the execution of its duties and responsibilities set forth in this charter, including the evaluation of director, Chief Executive Officer and senior executive compensation. The Committee shall have sole authority to approve the compensation advisor’s compensation, fees and other retention terms. The Company shall provide
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appropriate funding, as determined by the Committee, for the payment of reasonable compensation to compensation advisers retained by the Committee.

5.	Have sole authority in the selection of external advisors. The Committee may select, or receive advice from, any compensation adviser it prefers, including ones that are not independent. However, the Committee may select, or receive advice from, a compensation adviser other than in-house legal counsel, only after taking into consideration the following six independence factors:

(i)	The provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

(ii)	The amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

(iii)	The policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

(iv)	Any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;

(v)	Any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
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(vi)	Any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

Notwithstanding the foregoing, the Committee is not required to conduct an independence assessment for a compensation adviser that acts in a role limited to the following activities for which no disclosure is required under the requirements of the SEC: (a) consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; and/or (b) providing information that either is not customized for a particular issuer or that is customized based on parameters that are not developed by the adviser, and about which the adviser does not provide advice.

For the avoidance of doubt, the Committee is not required to implement or act consistently with the advice or recommendations of any compensation adviser to the Committee. The retention of any outside advisers shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties.

6.	Administer awards and incentives. The Committee shall adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.
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7.	Make periodic reports. The Committee shall make periodic reports to the Board.

8.	Review the Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9.	Review Committee performance. The Committee shall annually review its own performance.

10.	Delegation of authority. The Committee may form and delegate authority to subcommittees when appropriate.

11.	Review overall compensation for officer employees. The Committee shall review the overall compensation structure of the Company to determine that it establishes appropriate incentives for officer employees at all levels. All incentives, while industry-dependent and different for different categories of officers should further the Company’s long-term strategic plan and be consistent with the culture of the Company and the overall goal of enhancing shareholder value.

April 2017

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Appendix C

TRANS WORLD ENTERTAINMENT CORPORATION
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS

A. FORMATION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

There shall be a committee of the Board of Directors (the “Board”) of Trans World Entertainment Corporation, a New York corporation (the “Company”), to be known as the “Nominating and Corporate Governance Committee” (the “Committee”). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy the independence requirements of the NASDAQ National Market and shall not be an affiliated person of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002. The Committee shall consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board of Directors, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate, usually for one year. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements and any other corporate legislation in effect at that time. The Committee may form and delegate authority to subcommittees when appropriate, and shall meet as necessary, but at least once each year, in order to enable it to fulfill its responsibilities and duties as set forth herein. Except as expressly provided in this Charter, the by-laws of the Company and any applicable corporate governance guidelines of the Company, the Committee shall fix its own rules of procedure.

B. RESPONSIBILITIES OF THE COMMITTEE

The Committee shall (1) assist the Board in identifying individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend members of the Board to serve on the committees of the Board; (3) recommend to the Board individuals qualified to be elected as officers of the Company; (4) recommend to the Board the corporate governance and business ethics policies, principles, guidelines and codes of conduct applicable to the Company; and (5) lead the Board in its annual review of the Board’s performance.

C. DUTIES OF THE COMMITTEE

NOMINATING. The Committee shall:

•	Develop policies on the size and composition of the Board and qualification criteria, as prescribed by corporate legislation and NASDAQ rules, for Board members in order
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to insure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company and who have sufficient time available to devote to the affairs of the Company;

•	Actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board;

•	Receive suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders in accordance with the Company’s by-laws and other third-party nominations;

•	Recommend to the Board individuals for vacancies occurring from time to time on the Board, including vacancies resulting from an increase in the size of the Board;

•	Recommend the slate of nominees to be proposed for election at each annual meeting of shareholders;

•	Recommend members of the Board to serve on the committees of the Board; and

•	Recommend to the Board individuals qualified to be elected as officers of the Company.

CORPORATE GOVERNANCE. The Committee shall:

•	Develop and recommend to the Board a set of corporate governance and business ethics policies, principles, guidelines and codes of conduct applicable to the Company and its directors, officers and employees;

•	Review and reassess at least annually the adequacy of the Company’s corporate governance and business ethics policies, principles, guidelines and codes of conduct in light of emerging issues and developments related to corporate governance and other factors and formulate and recommend any proposed changes to the Board for approval;

•	Generally advise the Board as a whole on corporate governance matters;

•	Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval;

•	Annually review its own performance; and

•	Review and assess the management succession plan for the Chief Executive Officer position.

OTHER. The Committee shall have the authority to:

•	Request reports from internal or external sources on matters related to its authority and duties as described in this Charter and on any subject that it deems related to its responsibilities;

•	Retain and terminate any search firm to be used to identify director or officer candidates and to approve the search firm’s fees and other retention terms;
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•	Receive communications from shareholders and provide copies or summaries of such communications to the other Directors, as the Chairman of the Committee considers appropriate;

•	Retain and terminate outside accountants, legal counsel and other advisors to advise the Committee with respect to Committee matters as it may deem appropriate in its sole discretion and approve related fees and retention terms; and

•	Perform such other activities as the Committee or the Board may from time to time deem necessary or appropriate.

D. PROCEDURE FOR SHAREHOLDER NOMINATIONS

(A) The Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder must write to the Company’s Secretary. To be considered by the Committee for nomination and inclusion in the Company’s proxy statement for its annual meeting of shareholders, a shareholder recommendation for a director must be received by the Company’s Secretary no later than the deadline for submitting shareholder proposals pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The

Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

(B) Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Committee will evaluate those candidates by applying substantially the same criteria, as for candidates submitted by Board members.

April 2013

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Trans World Entertainment Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Standard Time, on June 27, 2019.

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Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4, and every 3 YEARS on Proposal 3.

1.	Election of Directors:
01 - Michael Feurer	02 - Martin Hanaka	03 - Robert Marks
04 - Michael Nahl	05 - Michael Reickert	06 - Michael Solow

Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees

	01	02	03	04	05	06
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

			For	Against	Abstain
2.	Advisory vote to approve Named Executive Officer compensation.

		1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on frequency of holding future advisory votes on Executive compensation.
		For	Against	Abstain
4.	To grant authority to the Board of Directors, at any time or times for a period of up to six months from the date of the Annual Meeting, to adopt an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio up to 1 for 20, such ratio to be determined by the Board, or conversely, to determine not to proceed with the reverse stock split.

5.	In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

032LAB

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Trans World Entertainment Corporation

Notice of 2019 Annual Meeting of Shareholders

Trans World Entertainment
38 Corporate Circle
Albany, NY 12203

Proxy Solicited by Board of Directors for Annual Meeting – June 27, 2019

Michael Solow and Edwin J. Sapienza, or any of them (each, a “Proxy” and together the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Trans World Entertainment Corporation to be held on June 27, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, For Item 2, every 3 YEARS for Item 3 and FOR Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.